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Contact: Deirdre Blackwood
Arbitron Inc.
410-312-8523
Didi.Blackwood@arbitron.com
For Immediate Release

John Dimling Joins Arbitron Board of Directors

COLUMBIA, MD; January 20, 2010 – Arbitron Inc. (NYSE: ARB) today announced that John A. Dimling, former Chairman, President and Chief Executive Officer of Nielsen Media Research, Inc. (“Nielsen”), has been appointed to the Arbitron Board of Directors, effective January 20, 2010, to serve until the next annual meeting of stockholders.

“John brings extraordinary insight and valuable leadership experience in both broadcast media measurement research and technology to Arbitron’s board,” said Philip Guarascio, Chairman of the Arbitron Board of Directors. “John’s long history of partnering with the media industry to develop solutions for customers and grow a business across a variety of customer segments is a timely asset to help the Company navigate the changing media environment.”

Mr. Dimling joined Nielsen in August 1985. He served as President and Chief Operating Officer of Nielsen from August 1993 to June 1998, as President and Chief Executive Officer from July 1998 to December 2001, and as Chairman and Chairman Emeritus from January 2002 to April 2008. He was also Chairman of the Board of Directors of NetRatings, Inc. from May 2002 to June 2007.

Currently, Mr. Dimling serves on the Board of Innerscope Research, Inc. Previously, Mr. Dimling served as Executive Director of the Electronic Media Rating Council from 1982-1985, and held positions with the Corporation for Public Broadcasting, the National Association of Broadcasters, and was Chairman of the Board of the Advertising Research Foundation. Mr. Dimling has an A.B. in Mathematics (Summa Cum Laude) from Dartmouth College, M.S. (with Distinction), Industrial Administration from Carnegie Mellon University, and a Doctor of Jurisprudence (with honors) from George Washington University.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

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Portable People MeterTM and PPMTM  are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding expectations for 2010 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to successfully commercialize our Portable People MeterTM service, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of increased costs of data collection including a trend toward increasing incidence of cell phone-only households, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.